UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		    Washington, D.C. 20549


			    Form 8-K

			 Current Report

		  Pursuant to Section 13 or 15(d)
	      of the Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported)

			October 11, 1996


		  Southern National Corporation
       (Exact name of registrant as specified in its charter)

		 Commission file number :  1-10853


      North Carolina                             56-0939887
(State of incorporation)          (I.R.S. Employer Identification No.)


      200 West Second Street
    Winston-Salem, North Carolina                               27101
(Address of principal executive offices)                     (Zip Code)


			   (910) 733-2000
	(Registrant's telephone number, including area code)


This Form 8-K has 5 pages. The sequential numbering of the pages is indicated in the lower center.

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

ITEM 5. OTHER EVENTS

	The purpose of this Current Report on Form 8-K is to file Southern National Corporation's announcement to repurchase shares for Fidelity Financial Bankshares to be accounted for as a purchase, instead of a pooling of interests as originally announced.

EXHIBIT INDEX

Exhibit 99.1       Press release issued October 11, 1996

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


October  11, 1996





FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS                                                      MEDIA
B. Gloyden Stewart, Jr.     Scott E. Reed                     Bob Denham
Senior Vice President       Senior Executive Vice President   Vice President
Investor Relations          Chief Financial Officer           Public Relations
(919) 246-4219              (910) 733-3088                    (910) 733-2202


Southern National to repurchase shares
for Fidelity Financial Bankshares transaction

	WINSTON-SALEM, N.C. -- Acting under authority previously granted by the Board of Directors, Southern National Corporation (NYSE: SNB) announced today that it intends to repurchase shares of its common stock for reissue in connection with the proposed acquisition of Fidelity Financial Bankshares Corporation of Richmond, Va.

	Repurchase of the shares should allow Southern National to manage its capital position more effectively and enhance future earnings per share. As a result of the repurchase, the acquisition of Fidelity Financial will be accounted for as a purchase, instead of a pooling of interests as originally announced.

	Under terms of the agreement with Fidelity Financial, Southern National currently anticipates issuing between 1.7 million and 2.1 million shares to effect the transaction. The exact number of shares to be issued in connection with the merger is dependent upon adjustment to the exchange ratio as provided in the agreement.

				      MORE

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	Fidelity Financial, with $321 million in assets, operates seven branches in the Richmond metropolitan area through its subsidiary, Fidelity Federal Savings Bank.

	Southern National, the seventh largest bank holding company in the Southeast with $21.1 billion in assets, operates 425 branches in 219 cities and towns through its banking subsidiaries in North Carolina, South Carolina and Virginia.

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#
S I G N A T U R E

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				    SOUTHERN NATIONAL CORPORATION
					  (Registrant)

				    By:     /S/ SHERRY A. KELLETT

						Sherry A. Kellett
				   Executive Vice President and Controller
					 (Principal Accounting Officer)

Date:  October 11, 1996
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